UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

PG&E Corporation

(Exact name of registrant as specified in its charter)

California	94-3234914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lakeside Drive Oakland, California	94612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.000% Series A Mandatory Convertible Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-277286

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

PG&E Corporation (the “Registrant”) is filing this Form 8-A in connection with the registration of its 6.000% Series A Mandatory Convertible Preferred Stock, no par value per share, with a liquidation preference of $50.00 per share (the “Preferred Stock”), under the Securities Exchange Act of 1934, as amended. Descriptions of the Preferred Stock are contained in a prospectus dated February 22, 2024, constituting part of the Registrant’s registration statement on Form S-3 (File No. 333-277286), relating to the Preferred Stock (the “Prospectus”), a preliminary supplement to the Prospectus dated December 2, 2024, as filed on December 2, 2024, and a final supplement to the Prospectus dated December 2, 2024, as filed on December 3, 2024, each pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the Preferred Stock set forth under the headings “Description of Common Stock and Preferred Stock” and “Description of Mandatory Convertible Preferred Stock,” respectively, in the Prospectus and Prospectus Supplement, are each incorporated herein by reference and made part of this registration statement in their entirety.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

3.1	Conformed Version of Amended and Restated Articles of Incorporation of the Registrant, filed June 22, 2020, as amended by the Certificate of Amendment of Articles of Incorporation of the Registrant, filed May 24, 2022 (incorporated by reference to the Registrant’s Form 10-K dated December 31, 2022 (File No. 1-12609), Exhibit 3.1).

3.2	Bylaws of the Registrant, Amended and Restated as of May 18, 2023 (incorporated by reference to the Registrant’s Form 8-K dated May 18, 2023 (File No. 1-12609), Exhibit 3.1).

3.3	Certificate of Determination of 6.000% Series A Mandatory Convertible Preferred Stock of the Registrant, filed with the Secretary of State of the State of California and effective as of December 5, 2024 (incorporated by reference to the Registrant’s Form 8-K dated December 2, 2024 (File No. 1-12609), Exhibit 3.1).

4.1	Form of Certificate for the 6.000% Series A Mandatory Convertible Preferred Stock of the Registrant (included within Exhibit 3.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 5, 2024	PG&E CORPORATION

	By:	/s/ Carolyn J. Burke
Name: Carolyn J. Burke
Title: Executive Vice President and Chief Financial Officer